UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2017

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

167 N. Sunset Ave., City of Industry, CA	91744
(Address of principal executive offices)	(Zip Code)

(888) 982-1628
(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Sugarmade Inc., a Delaware corporation (the “Company”) makes the following disclosures pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934, generally referred to as Regulation FD Disclosure. Considering the contact outlined below represents the single largest contract in its corporate history, the Company believes such a disclosure may be required under Regulation FD Disclosure.

On June 2, 2016, the Company signed a twelve (12) month supply contract for the manufacturing, supply and distribution of various hydroponic and agricultural products to be distributed to business and consumers. The Company expects this contract, on which work has already begun, to be fulfilled over the 12-month period beginning on June 2, 2016.

The Company has recently reached an agreement with an institutional investor for terms to pay off the entirety of the Company convertible debentures and for a replacement financing totaling $1.35 million. Approximately $500,000 of these funds will be used for working capital purposes in order to finance the Company’s growth initiatives, including, but not limited to, the $3 million supply contract outlined herein. The Company plans to seek additional working capital to fully fund this growth initiative and other contracts the Company is seeking. The Company plans to make additional disclosures as these events take place.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: June 5, 2017	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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